UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California  92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 is incorporated by reference herein.

Item 1.02.  Termination of  a Material Definitive Agreement.

The information set forth under Item 8.01 is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth under Item 8.01 is incorporated by reference herein.  Neither financial statements nor pro forma financial information are filed with this report.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation.

Upon sale of the Automobile Receivables pursuant to the Purchase Agreement described under Item 8.01, all amounts owed under the Term Loan Facility described under Item 8.01 will become immediately due and payable.  The Company paid off and terminated the Term Loan Facility on May 15th, 2009.  The information under Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events.

On May 15, 2009, United PanAm Financial Corp. (the “Company” or “UPFC”), by and through its wholly owned subsidiary United Auto Credit Corporation (“UACC”) entered into a Loan Purchase Agreement  (the “Purchase Agreement”) with Santander Consumer USA Inc. (“Santander”), pursuant to which UACC sold $217.7 million aggregate amount of its motor vehicle retail installment sales contracts (the “Automobile Receivables”) to Santander for $174.2 million, with a certain portion of such amount to be paid  over the course of the following six months, provided the Automobile Receivables meet certain agreed upon performance criteria.  UACC has the option (which will become exercisable two years after the closing date) to repurchase the aggregate amount of any remaining Automobile Receivables from Santander. The Purchase Agreement also provides Santander a right of first refusal if prior to May 15, 2010, UACC desires to sell certain additional Automobile Receivables. The Automobile Receivables sold represent approximately 30% of the Company’s consolidated assets as of March 31, 2009. UACC also entered into a Servicing Agreement by and between UACC and Santander (the “Servicing Agreement”). Under the Servicing Agreement, it is anticipated that UACC will continue to service the Automobile Receivables and will receive a servicing fee during the applicable period.

On May 15, 2009, with the proceeds from Purchase Agreement, the Company paid off and terminated its Amended and Restated Receivables Financing Agreement, dated as of October 18, 2007, by and among the Company, UACC, UPFC Funding Corp., United Auto Business Operations, LLC, certain participating lenders, including Deutsche Bank AG, New York Branch, CenterOne Financial Services, LLC and Deutsche Bank Trust Company America, as amended, which is the Company’s current term credit facility (the “Term Loan Facility”).  No early termination penalties were incurred in connection with the termination of the Term Loan Facility.

Qualifications

 The foregoing description is qualified in its entirety by reference to the terms of the Purchase Agreement and Servicing Agreement. Copies of the Purchase Agreement and Servicing Agreement will be filed by the Company as Exhibits to the upcoming Form 10Q for the reporting period ending June 30, 2009. UPFC disclaims any implication that the agreements relating to the Transaction are other than agreements entered into the ordinary course of business.

This Current Report on Form 8-K may contain statements of a forward-looking nature which represent the beliefs of UPFC’s management and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to UPFC, which would cause actual results to differ materially from those projected. For a discussion about factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of UPFC. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. UPFC undertakes no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: May 18, 2009	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer